Item 77C

SCUDDER MULTI-MARKET INCOME TRUST

The Proxy Statement on Schedule 14A for Scudder Multi-Market Income Trust (File No. 811-5689) is incorporated by reference to the Definitive Proxy Statement for such funds filed with the Securities and Exchange Commission on February 28, 2002.